Exhibit 16.1

January 7, 2009

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by CYBRA Corporation in Item 4.01 to its Form 8-K dated January 7, 2009.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Bernstein & Pinchuk LLP